UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2010, we through G&E HC REIT II Parkway Medical Center, LLC, our wholly owned subsidiary, or the Buyer, entered into a purchase agreement and escrow instructions, or the Purchase Agreement, with Parkway Medical Center, LLC, an unaffiliated third party, or the Seller, for the purchase of the Parkway Medical Center, located in Beachwood, Ohio, or the Parkway Medical Center property, for a purchase price of $10,975,000, plus closing costs.

The material terms of the Purchase Agreement include: (i) a due diligence period of 30 days from the effective date of the Purchase Agreement; (ii) an initial deposit of $250,000 due within three business days after the final execution of the Purchase Agreement, which shall be applied to the purchase price and is non-refundable after the end of the due diligence period except in limited circumstances; (iii) a reservation by the Seller of any oil, gas or other mineral rights appurtenant to the land; provided that such rights will be non-drilling on the land, shall not include any rights to use the surface of the land, and shall be subject to the surface waiver and indemnity to be negotiated during the due diligence period; (iv) a right to terminate the Purchase Agreement, in the Buyer’s sole discretion, at any time prior to or on the expiration of the due diligence period by providing the Seller a notice of disapproval and if the Buyer does not provide a notice of approval prior to the expiration of the due diligence period the Purchase Agreement shall automatically terminate; (v) a closing date that shall occur on the later of April 8, 2010, or five business days after the required tenant improvements are completed pursuant to the Purchase Agreement, unless the Buyer or the Seller otherwise agree in writing; and (vi) certain escrow instructions and post-closing obligations regarding tenant improvements. Notwithstanding the foregoing, the Buyer at its sole option may designate a closing date prior to the required tenant improvements being completed by delivering written notice to the Seller no later than 10 days prior to such designated closing date. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of the property through funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.75% of the purchase price to our advisor. Additionally, pursuant to a separate agreement to which we are not a party, in connection with the completion of the sale of the Parkway Medical Center property, the Seller has agreed to pay Grubb & Ellis Company, which also serves as our sponsor, a customary fee as a commission for its real estate brokerage services. The closing is expected to occur during the second quarter of 2010; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all.

The material terms of the Purchase Agreement regarding the purchase of the Parkway Medical Center property are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 3, 2010, we issued a press release announcing the entry into the Purchase Agreement for the purchase of the Parkway Medical Center property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase and Sale Agreement between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC, dated January 28, 2010.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated February 3, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

February 3, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC, dated January 28, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated February 3, 2010